Exhibit 99.1


October 21, 2004


Mr. Don Logan
One Time Warner Center
New York, NY 10019

Dear Don:

You are currently employed by Time Warner Inc. pursuant to an Employment Agreement between you and Time Inc. effective as of January 1, 2002. You and Time Warner Inc. desire to amend the Employment Agreement and therefore agree as follows:

   1. The Employment Agreement shall be between you and Time Warner Inc., a Delaware corporation (the "Company"). For purposes of clarity and to avoid confusion, all references in the Employment Agreement to the "Company" shall mean Time Warner Inc., all references to AOL Time Warner or "AOLTW" shall mean Time Warner Inc., and all references in the alternative to the "Company or AOLTW" shall mean Time Warner Inc. singularly.

   2. The Term Date is hereby amended to be December 31, 2006, subject, however, to earlier termination as set forth in the Employment Agreement and this letter.

   3. Section 2 of the Employment Agreement is hereby deleted and replaced with the following:

             2. Employment. During the term of employment, you shall serve as Chairman of the Media and Communications Group of the Company ("Group Chairman") and shall report to the Chairman and Chief Executive Officer of the Company. You shall have the authority, functions, duties, powers and responsibilities normally associated with such position and such additional authority, functions, duties, powers and responsibilities as the Chairman and CEO and the Board of Directors may from time to time delegate to you in addition thereto consistent with your position with the Company. You shall, subject to your election as such from time to time and without additional compensation, serve during the term of employment in such additional offices of comparable or greater stature and responsibility in the Company and its subsidiaries, to which you may be elected from time to time. During your employment, (i) your services shall be rendered on a full-time basis and you will apply all of your skill and experience to the performance of your duties, (ii) except as may be approved by the Chairman and Chief Executive Officer of the Company, you shall have no other employment and no outside business activities which require the devotion of substantial amounts of your time, and (iii) unless you consent otherwise, the place for the performance of your services shall be the principal executive offices of the Company in the New York City metropolitan area, subject to such reasonable travel as may be required in the performance of your duties. The foregoing shall be subject to the Company's written policies, as in effect from time to time, regarding vacations, holidays, illness and the like, and shall not prevent you from devoting such time to your personal affairs as shall not interfere with your duties hereunder.

   4. Section 3.2 of the Agreement is hereby deleted and replaced by the following:

          3.2 Bonus. In addition to Base Salary, you may be entitled to receive during the term of employment an annual cash bonus ("Bonus") subject to and pursuant to the Company's Annual Bonus Plan for Executive Officers (such plan, together with any successor plan of the Company intended to comply with
                    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code) being hereinafter referred to as the "Annual Bonus Plan"). Although your Bonus is fully discretionary, your target annual Bonus is $4,500,000. Payments of any bonus compensation under this Section 3.2 shall be made in accordance with the Company's then current practices and policies with respect to its senior executives, but in no event later than 90 days after the end of the period for which the bonus is payable.

   5. Section 3.3 of the Agreement is hereby deleted and replaced by the following:

          3.3 Long Term Incentive Compensation. The Company shall provide you with long term incentive compensation with an annualized competitive target award as reasonably determined by the Compensation and Human Development Committee of the Company's Board of Directors in good faith from time to time, through a combination of stock option grants, restricted stock grants and any other long-term plan as may be developed (in proportions to be determined annually by the Committee in its sole discretion). The parties acknowledge that the grants made in 2004 were targeted to a competitive level of $7,000,000.

   6. In Section 4.2.2 of the Agreement, the reference to January 1, 2005 and December 31, 2004 are hereby changed to January 1, 2007 and December 31, 2006 respectively

   7. Section 4.4 of the Agreement is hereby deleted and replaced by the following:

          4.4 Special Early Termination Right. At any time during the month of September 2005 during the term of employment, you may elect by notice to the Company to terminate your full time employment with the Company, effective as of January 1, 2006, and to thereafter become a part time employee of the Company on the terms and for the period provided in Section 12 hereof. During the period following an early termination notice




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



                    provided herein, you shall continue to perform your responsibilities and to assist the Company to effect an orderly transition to your successor, and the Company shall
                    (i) continue to pay you Base Salary until the effective date of termination of your full time employment, and (ii) pay you a Bonus in an amount determined pursuant to the Company's Annual Bonus Plan.

   8. The second sentence of Section 9.2 is hereby deleted and replaced by the following:

                    For purposes of the foregoing, the following shall be deemed to be a Competitive Entity: any person or entity that engages in any line of business that is substantially the same as either (i) any line of business which the Company engages in, conducts or, to your knowledge, has definitive plans to engage in or conduct or (ii) any operating business that was engaged in or conducted by the Company and as to which, to your knowledge, the Company covenants, in writing, not to compete in connection with the disposition of such business, in either case having revenues in excess of $100 million per annum, except that (a) you may not acquire an ownership interest during the term of employment in any such person or entity in which the Company, directly or indirectly, has an ownership interest, and (b) you may not acquire an ownership interest during the term of employment through the Advisory Period or the Severance Period, as applicable, in any such person in which the Chairman and Chief Executive Officer determines that the Company may itself wish to acquire such an interest.

   9. Sections 11.1 and 11.2 of the Employment Agreement are hereby deleted and replaced with the following:

         11.1           If to the Company:

                        Time Warner Inc.
                        One Time Warner Center
                        New York, NY 10019-8016
                        Attention:  General Counsel

                        with a copy, addressed to:
                        Senior Vice President, Global Compensation and Benefits

         11.2 If to you, to your residence address set forth on the records of the Company, with a copy to each of:

                        Paul Ritter, Esq.
                        Kronish Lieb Weiner & Hellman LLP
                        1114 Avenue of the Americas
                        New York, NY 10036




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


                        And
                        Stanley H. Pantowich
                        TAG Associates LLC
                        75 Rockefeller Plaza - Suite 900
                        New York, NY 10019

   10. The first sentence of Section 12 is hereby deleted and replaced by the following:

          12. Advisory Services. Following the (i) expiration of the term of employment on the Term Date, (ii) the early termination of the term of employment pursuant to Section 4.4 hereof, or
                    (iii) the Disability Date as provided in Section 5 hereof, as applicable, you shall become a part time employee of the Company on the terms provided in this Section 12 for a period terminating on the applicable date set forth below (the "Advisory Period"):

Commencement of Advisory Period            Termination of Advisory Period
-------------------------------            ------------------------------

Immediately following Disability Date      5th anniversary of Disability Date

1/1/06 (following notice in 9/05)          12/31/09

1/1/07 (following end of contract term)    12/31/09


   11. Section 12 is hereby amended to provide that in addition to the organizations described in Section 12 with which you may accept full-time employment during the Advisory Period, so long as you are able to fulfill your obligations to the Company with respect to services to be provided to the Company during the Advisory Period, you may provide full-time services to any third party that is not in competition with the Company as described in Section 9.2(y) hereof during the Advisory Period and any compensation earned by you from such employment shall not reduce the compensation payable to you by the Company under Section 12.

          Except as amended hereby, the Employment Agreement shall remain in full force and effect.

          Please indicate your agreement with the terms of this letter by signing and returning the enclosed copy.



                                                     TIME WARNER INC.

                                                     /s/ Richard D. Parsons

/s/ Don Logan
----------------------
Don Logan




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